    As filed with the Securities and Exchange Commission on October 1, 1996
                                                           Registration No. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             ---------------------

                                  JOSTENS, INC
             (Exact name of registrant as specified in its charter)

         Minnesota                                    41-0343440
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                  Identification No.)


     5501 Norman Center Drive                              55437
      Minneapolis, Minnesota                            (Zip Code)
(Address of Principal Executive Offices)

                             ---------------------

                                 JOSTENS, INC.
                        401(K) RETIREMENT SAVINGS PLAN
                            (Full title of the plan)
                             ---------------------

        Orville E. Fisher, Jr.                          (612) 830-3300
       5501 Norman Center Drive                 (Telephone number, including
     Minneapolis, Minnesota  55437              area code, of agent for service)
(Name and address of agent for service)

                             ---------------------

       Approximate date of commencement of proposed sale to the public:
          Immediately upon the filing of this Registration Statement

                             ---------------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                          Proposed Maximum          Proposed Maximum
 Title of Securities to be         Amount to be           Offering Price per        Aggregate Offering               Amount of
        Registered                 Registered(1)               Share(2)                  Price(2)                Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.33-1/3 per share(3)            1,000,000 shares           $20.125                  $20,125,000                $6,939.65
==================================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Act"), this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution of, and such indeterminate amount of interests to be offered or sold pursuant to, the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act, based upon the average of the high and low prices of the registrant's Common Stock on the
    New York Stock Exchange on September 24, 1996.
(3) Each share of Common Stock includes one Common Stock Purchase Right.
==================================================================================================================================

                                    PART II

                              INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference in this Registration Statement: (1) Annual Report on Form 10-K for the year ended June 30, 1996 (File No. 1-5064); (2) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1996; (3) the description of the Company's Common Stock contained in a Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description; and
(4) the description of the Company's Common Stock Purchase Rights contained in a Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company and the Jostens, Inc. 401(k) Retirement Savings Plan, as amended (the "Plan"), with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The financial statements of the Company incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, for the periods indicated in their report thereon which is incorporated by reference in the Annual Report on Form 10-K for the year ended June 30, 1996. The financial statements audited by Ernst & Young LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on the financial statements of the Company and the Plan issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

Item 4.  Description of Securities.

     Not applicable - the Company's Common Stock, and the Common Stock Purchase Rights attached thereto, to be offered pursuant to this Registration Statement have been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 302A.521 of the Minnesota Statutes provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Article VI of the Company's Bylaws provide that each director and officer of the Company shall be indemnified by the Company in accordance with and to the extent permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended.

     The Company maintains directors' and officers' liability insurance, including a Company reimbursement policy. Subject to stated conditions, the policy insures the directors and officers of the Company against liability arising out of actions taken in their official capacities. To the extent that such actions entitle a director or officer to indemnification by the Company, the policy provides that the insurer will reimburse the Company any amounts paid.

Item 7.  Exemption from Registration Claimed.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.a. to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 (File No. 1-5064)).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.a. to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 (File No. 1-5064)).

4.3 Rights Agreement dated August 9, 1988 between the Company and Norwest Bank Minnesota, N.A. (incorporated by reference to the Company's Form 8-A dated August 17, 1988 (File No. 1-5064)).

4.4 Form of Indenture dated as of May 1, 1991 between the Company and Norwest Bank Minnesota, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 33-40233)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).

5.2 Internal Revenue Service Determination Letter for the Jostens, Inc. 401(k) Retirement Savings Plan, as amended (filed herewith electronically).

23.1 Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2 Consent of Ernst & Young LLP (filed herewith electronically).

24.1 Power of Attorney (included on page 6 of this Registration Statement).

99.1 Jostens, Inc. 401(k) Retirement Savings Plan, which incorporates the First Declaration of Amendment to the Jostens, Inc. 401(k) Retirement Savings Plan, dated June 29, 1995, and the Second Declaration of Amendment to the Jostens, Inc. 401(k) Retirement Savings Plan, dated December 15, 1995 (filed herewith electronically).

99.2 Third Declaration of Amendment to the Jostens, Inc. 401(k) Retirement Savings Plan, dated September 30, 1996 (filed herewith electronically).

     In connection with Exhibit 5.2, the registrant will also submit the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 30, 1996.

                                         JOSTENS,Inc.

                                         By /s/ Robert C. Buhrmaster
                                           -------------------------
                                          Robert C. Buhrmaster
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Buhrmaster and Orville E. Fisher, Jr., and each of them, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 30, 1996 by the following persons in the capacities indicated.


/s/ Robert C. Buhrmaster    President and Chief Executive Officer (Principal
--------------------------  Executive Officer) and Director
Robert C. Buhrmaster

/s/ Trudy A Rautio          Senior Vice President and Chief Financial Officer
--------------------------  (Principal Financial and Accounting Officer)
Trudy A. Rautio

/s/ Robert P. Jensen        Chairman of the Board and Director
--------------------------
Robert P. Jensen

/s/ Lilyan H. Affinito      Director
--------------------------
Lilyan H. Affinito

/s/ William A. Andres       Director
--------------------------
William A. Andres

/s/ Jack W. Eugster         Director
--------------------------
Jack W. Eugster

/s/ Mannie L. Jackson       Director
--------------------------
Mannie L. Jackson

/s/ John W. Stodder         Director
--------------------------
John W. Stodder

/s/ Richard A. Zona         Director
--------------------------
Richard A. Zona

     Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 30, 1996.


                                       JOSTENS, INC., 401(k) RETIREMENT
                                       SAVINGS PLAN


                                       By /s/ Brian K. Beutner
                                          -----------------------------
                                       Brian K. Beutner for the
                                       Benefits Administration Committee
                                       as Plan Administrator

                               INDEX TO EXHIBITS
                               -----------------

Item No.                  Description                                  Method of Filing
--------                  -----------                                  ----------------
4.1        Articles of Incorporation of
           of the Company.................................  Incorporated by reference to Exhibit 3.a. to the Company's Annual Report on Form 10-K
                                                            for the fiscal year ended June 30, 1993 (Fil
                                                            No. 1-5064).

4.2        Bylaws of the Company..........................  Incorporated by reference to Exhibit 3.a. to the Company's Annual Report on Form 10-K
                                                            for the fiscal year ended June 30, 1993 (File
                                                            No. 1-5064).

4.3        Rights Agreement dated August 9, 1988
           between the Company and Norwest Bank
           Minnesota, N.A. Company........................  Incorporated by reference to the Company's'
                                                            Form 8-A dated August 17, 1988 (File No
                                                            1-5064).

4.4        Form of Indenture dated as of May 1, 1991
           between the company and Norwest Bank
           Minnesota, N.A. as Trustee.....................  (Incorporated by reference to Exhibit 4.1 to
                                                            Company's Registration Statement on
                                                            Form S-3 (File No. 33-40233).

5.1        Opinion and Consent of Oppenheimer Wolff &
           Donnelly........................................ Filed herewith electronically.

5.2        Internal Revenue Service Determination Letter
           to the Jostens, Inc. 401(k) Retirement Savings
           Savings Plan.................................... Filed herewith electronically.

23.1       Consent of Oppenheimer
           Wolff & Donnelly................................ Included in Exhibit 5.1.

23.2       Consent of Ernst & Young LLP.................... Filed herewith electronically.

24.1       Power of Attorney............................... Included on page 6 of this Registration
                                                            Statement.

99.1       Jostens, Inc. 401(k) Retirement Savings Plan,
           which incorporates the First Declaration of
           Amendment to the Jostens, Inc. 401(k)
           Retirement Savings Plan, dated June 29, 1995,
           and the Second Declaration of Amendment to
           the Jostens, Inc. 401(k) Retirement Savings
           Plan, dated December 15, 1995................... Filed herewith electronically.

99.2       Third Declaration of Amendment to Jostens,
           Inc. 401(k) Retirement Savings Plan, dated
           September 30, 1996.............................. Filed herewith electronically.